CONSIGNMENT AGREEMENT

     This Agreement is entered into by and between Merchants T&F, Inc., a New York corporation ("Merchants"), and Ciro Jewelery, Inc., a Delaware corporation ("Ciro").

                                    RECITALS:

     WHEREAS, Merchants has acquired certain assets pursuant to that certain Asset Purchase Agreement between Alan Cohen, as Chapter 11 Trustee for Ciro Inc., Ciro of Bond Street, Inc. and Ciro Creations, Inc., as seller, and Merchants T&F, Inc. as purchaser, (hereinafter the "Asset Purchase Agreement"), a portion of which assets were transferred to Ciro as a capital contribution in which Ciro became a wholly owned subsidiary of Merchants; and

     WHEREAS, Merchants wishes to place with Ciro certain of the remaining assets acquired pursuant to the Asset Purchase Agreement to sell on behalf of Merchants for a commission as set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

     1. Placement of Assets. Merchants agrees to place with Ciro from time to time certain of the assets of Merchants purchased in the Asset Purchase Agreement. Ciro hereby agrees to use its best efforts to sell the assets at prices designated by Merchants.

     2. Compensation. Merchants shall pay to Ciro a commission of 90% of all assets sold by Ciro pursuant to this Agreement.

     3. Return of Unsold Items. If Ciro is unable to sell a particular asset within a reasonable time, Ciro shall return the asset to Merchants.

     4. Taxes and Other Liabilities. Ciro acknowledges and agrees that it is an independent contractor and not an employee of Merchants. As such, Ciro acknowledges that it is responsible for all self-employment and other tax payable to any federal, state, or local authority and any other obligation or liabilities arising from its engagement and compensation hereunder.

     5. Effective Date of Agreement. The effective date of this Agreement shall be February 3, 1995, and any and all actions taken by the parties prior to the execution and delivery of this agreement are hereby approved and ratified in all respects.

     6. Term. The term of this Agreement shall be for a period of 2 years from the effective date of this Agreement.

     7. Waiver and Amendment. Neither this Agreement nor any provision hereof may be changed, waived, terminated or discharged orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, termination or discharge is sought.

     8. Governing Law. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of New York, and any and all actions to enforce the provisions of this Agreement, shall be brought in a court of competent jurisdiction in the State of New York and in no other place.

     9. Successors and Assigns. This Agreement shall be binding upon the parties and their successors and assigns and shall inure to the benefit of the other parties and successors and assigns.

     10. Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one instrument.

     11. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, and preliminary agreements between the parties hereto relating to the subject matter of this Agreement.

     12. Headings. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     13. Further Assurances. At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property interests transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this document the 10th day of November 1997.

                                        Merchants T&F, Inc.


                                        By /s/ Murray A. Wilson
                                           -------------------------------
                                           Murray A. Wilson, President





                                        Ciro Jewelery, Inc.



                                        By /s/ Laszlo Schwartz
                                           -------------------------------
                                           Laszlo Schwartz, Vice-President

                                       -2-